Exhibit 99.1

For immediate release	For More Information:
J. Bruce Hildebrand, Executive Vice President 325.627.7155
First Financial Bankshares Announces Decision to Not Participate
In Government’s Capital Purchase Program
ABILENE, Texas, November 14, 2008 — First Financial Bankshares, Inc. (NASDAQ: FFIN) today announced it will not apply for funds through the U.S. Treasury Department’s Capital Purchase Program. The program is part of the federal government’s Troubled Assets Relief Program (TARP).
“We believe First Financial is well capitalized and has good liquidity, and after extensive consideration, we do not believe it is in the best interest of our shareholders to participate in TARP,” said F. Scott Dueser, President and Chief Executive Officer. “We believe First Financial has sufficient capital to fund our continued operations and growth and to take advantage of acquisition opportunities that may occur in today’s economic environment.”
First Financial Bankshares recently reported nine month year-to-date 2008 results as follows as of September 30, 2008:
•	Earnings of $40.13 million compared with $36.98 million a year ago

•	Total shareholders’ equity of $350.4 million

•	Tangible shareholders’ equity of $286.1 million

•	Tier 1 risk-based capital ratio stood at 15.41 percent
Headquartered in Abilene, Texas, First Financial Bankshares is a financial holding company that operates ten separately chartered banks with 48 locations in Texas. The bank subsidiaries are First Financial Bank, N.A., Abilene, Albany, Clyde and Moran; First Financial Bank, N.A., Eastland, Ranger and Rising Star; First Financial Bank, N.A., Cleburne, Burleson, Alvarado and Midlothian; Hereford State Bank, Hereford; First Financial Bank, N.A., Mineral Wells; San Angelo National Bank, San Angelo; First Financial Bank, N.A., Southlake, Bridgeport, Boyd, Decatur, Keller and Trophy Club; First Financial Bank, N.A., Stephenville, Granbury, Glen Rose and Acton; First Financial Bank, N.A., Sweetwater, Roby, Trent and Merkel; and Weatherford National Bank, Weatherford, Willow Park, Aledo and Brock. The Company also operates First Financial Trust & Asset Management Company, N.A., with five locations and First Technology Services, Inc., a technology operating company.
The Company is listed on The NASDAQ Global Select Market under the trading symbol FFIN. For more information about First Financial Bankshares, please visit our Web site at http://www.ffin.com.
Certain statements contained herein may be considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon the belief of the Company’s management, as well as assumptions made beyond information currently available to the Company’s management, and may be, but not necessarily are, identified by such words as “expect,” “plan,” “anticipate,” “target,” “forecast” and “goal.” Because such “forward-looking statements” are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include competition from other financial institutions and financial holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables. Other key risks are described in the Company’s reports filed with the Securities and Exchange Commission, which may be obtained under “Investor Relations-Documents/Filings” on the Company’s Web site or by writing or calling the Company at 325.627.7155. Except as otherwise stated in this news announcement, the Company does not undertake any obligation to update publicly or revise any forward-looking statements because of new information, future events or otherwise.